© 2013 Schweitzer-Mauduit International, Inc. Confidential 1 Investor Conference Call DelStar Acquisition November 19th, 2013

© 2013 Schweitzer-Mauduit International, Inc. Confidential This presentation may contain “forward-looking statements.” All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. Caution should be taken not to place undue reliance on any such forward-looking statements because actual results may differ materially from the results suggested by these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and those described from time-to-time in our periodic and other reports filed with the Securities and Exchange Commission. Safe Harbor Statement 2

© 2013 Schweitzer-Mauduit International, Inc. Confidential M&A Process Overview FREDERIC VILLOUTREIX CHAIRMAN AND CHIEF EXECUTIVE OFFICER 3

Summary

SWM
engineered for tomorrow

DelStar is a niche player in specialty filtration and other critical components with high growth, attractive margins, and a strong strategic fit with SWM's diversification priorities

Company	• DelStar mainly produces highly engineered netting and tubing components for the growing reverse osmosis water filtration industry as well as serving other filtration industries; the company also has a niche position in medical pads and bandages • Annual revenue of $110 million; high-teens EBITDA margin
Industry	• ~70% of revenue is to filtration industry, with a heavy emphasis on water filtration; these segments are expected to grow in the 6% - 11% range over the next several years • DelStar has solid footholds in several niche sub-segments of the filtration space
Fit	• DelStar has many appealing characteristics, including a proven track record for high growth, servicing customers with highly engineered products, leading niche positions, and solid profit margins • While a large portion of revenue is concentrated in the fast-growing water filtration industry, DelStar's numerous other products and diverse customer base offer a solid platform for further expansion into filtration
Transaction	• $231.5 mm purchase price excluding transaction fees and other one-time expenses • Funded through debt; however, SWM's post-close leverage will remain conservative; expected close on or before December 31, 2013 • Expected EPS impact to be detailed on fourth quarter 2013 earnings release early next year

DelStar will serve as the cornerstone investment as we greatly expand our presence in specialty filtration. Strong organic prospects and healthy follow-on acquisition pipeline are expected to deliver strong growth and high returns to SWM shareholders

© 2013 Schweitzer-Mauduit International, Inc. All rights reserved. Confidential

Company Overview

SWM
engineered for tomorrow

DelStar produces highly engineered filtration components, several niche products have secured strong footholds in water, industrial, and healthcare sub-segments

Plastic Netting	Films	Plastic Tubes	Non-Wovens
			

Filtration





Reverse Osmosis Water Filter
Current Product
Coretec Center Tube
Permeate
Brine Seal
Concentrate
Naltex
Feed
Feed
Anti Telescoping Device
Permeate





Healthcare





Industrial





© 2013 Schweitzer-Mauduit International, Inc. All rights reserved. Confidential

5

© 2013 Schweitzer-Mauduit International, Inc. Confidential 6 Strategic Highlights Blue-chip, long tenured customers • Many customers rely on critical DelStar components with many having 20+ year relationship • Sole supplier on to key customers in many instances Nearly 70% of business is in steady growth industry • Sales related to reverse osmosis water filtration which has a strong growth outlook of 10%+/year • The RO segment is made up of new, large-scale capex builds and ongoing replacements for existing facilities • Sales related to broader filtration and carries a steady growth projection Product category leader in reverse osmosis • DelStar is a leading supplier of key components to all the major membrane and filtration producers • Filtration is a very large segment, offering DelStar an opportunity to leverage its category leadership position into new related product sales to the same end customers Innovative product engineering • Focused product engineering/development with blue chip customers on product enhancements/extension • Recent success include partnerships with large industrial and healthcare customers Potential for SWM organic growth via cross- selling • SWM has capabilities to co-develop papers for use in multiple filtration applications via access to DelStar’s customers • DelStar can leverage SWM’s global infrastructure for expansions into other geographies Operational improvement opportunities • DelStar has made great strides with cost reductions; SWM’s expertise in Operational Excellence could accelerate progress Roll-up strategy in multiple areas • DelStar will serve as new filtration critical component platform for SWM • Multiple, actionable opportunities within DelStar’s segment, new adjacencies

© 2013 Schweitzer-Mauduit International, Inc. Confidential © 2013 Schweitzer-Mauduit International, Inc. All rights reserved. Confidential Closing Comments Q & A